UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: March 28, 2008

Date of earliest event reported: March 27, 2008

AE BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-51354	84-0925128
(Commission File Number)	(IRS Employer Identification Number)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014
(Address of principal executive offices)

(408) 213-0940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

On March 27, 2008, the Audit Committee of AE Biofuels, Inc. determined that it was necessary to restate our unaudited condensed consolidated financial statements for the nine months ended September 30, 2007 included in the Company's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on December 13, 2007. The restatement relates to the following correction of errors:

The Company will correct its accounting treatment of warrants issued to the Company’s placement agent for the nine months ended September 30, 2007 in connection with the Series B private placement of the Company’s preferred stock. This adjustment was necessary because the Company originally recorded the fair value of the placement agent warrants as an expense in its income statement. The correct accounting treatment is to record the fair value of these warrants as a charge to equity estimated at the time the warrants were granted. This will result in a reduction of general and administrative expenses and net loss for the period ended September 30, 2007 of $812,362. At the same time, the Company will update and amend the condensed consolidated financial statements for the nine months ended September 30, 2007 in order to present them as development stage company financial statements, and accordingly include cumulative inception to date financial data in the statements of operations, cash flows and stockholders equity. Additionally, the company will adjust the carry value of an acquired customer list from $600,000 to $300,000 to properly reflect that a portion of the purchase price was determined to be compensation expense that will be recorded over a two-year vesting period specified in the purchase agreements. Finally the Company will be making certain corrections to the statements of cash flows to properly reflect its foreign currency cash flows, the effects of which management is still in the process of evaluating. The Company will also make other changes, principally in disclosure and presentation, to bring the interim statements into alignment with the December 31, 2007 financial presentation.

As a result, the Company’s previously issued unaudited condensed consolidated financial statements at and for the nine months ended September 30, 2007 should no longer be relied upon. We will include the restated financial information at and for the period being restated in an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2007, which we expect to file within a few days of this Report.

The Company’s Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent accountant, the matters disclosed in this Current Report.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2008

AE BIOFUELS, INC.

By: /s/ William J. Maender
William J. Maender
Chief Financial Officer